Exhibit 99.1

*Firefly CEO Jason Kim and AST SpaceMobile Chairman and CEO Abel Avellan in front of Firefly’s Miranda engine at its Rocket Ranch in Briggs, Texas; Credit: Firefly Aerospace

AST SpaceMobile to Build Own 20-Ton Rocket to Deploy BlueBird Satellites in Low Earth Orbit Using Miranda Engines from Firefly Aerospace

The rocket – named Blacklift – is designed for reusability, leveraging an engine architecture with over a decade of development and proven flight heritage, enabling up to five BlueBird satellites per launch

Starting in late 2028, the use of the Blacklift rocket will complete AST SpaceMobile’s end-to-end vertical integration and ensure regular unconstrained access to orbit with most favorable owners’ economics in the industry

AST SpaceMobile will also continue to use external launch providers, with agreements now covering in total over 100 BlueBird satellites expected to be deployed cumulatively between 2027 and 2028

BlueBird satellites – the largest-ever phased arrays launched into low Earth orbit – are now in production through BlueBird 51 in Midland, Texas

MIDLAND, TX, November 6, 2026 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced it will build its own 20-ton rocket to deploy its BlueBird satellites in low Earth orbit using Miranda and Vira engines from Firefly Aerospace (NASDAQ: FLY).

The rocket, named Blacklift, will be custom-built by AST SpaceMobile and designed for reusability, enabling up to five BlueBird satellites per launch starting in late 2028. As part of this announcement, AST SpaceMobile has signed an agreement with Firefly to deliver engines for the first three Blacklift rockets, provide engineering services over a three-year period, and will acquire the perpetual license to manufacture the Miranda and vacuum-variant Vira engines. AST SpaceMobile will produce this technology at a new engine manufacturing facility in the United States.

“The Blacklift rocket is the springboard to significantly expand our total addressable market, providing AST SpaceMobile with regular unconstrained access to orbit and providing for most favorable owners’ economics in the industry. This will accelerate our mission to build a new layer of global connectivity, extending connectivity beyond terrestrial networks and helping to bring AI-enabled services wherever people live, work and travel,” said Abel Avellan, Founder, Chairman, and CEO of AST SpaceMobile.

This step completes AST SpaceMobile’s long-held strategy to achieve end-to-end vertical integration. The Blacklift rocket will complement the company’s in-house capability manufacturing the largest phased arrays operating today in low Earth orbit. The custom-built rocket is uniquely designed for simple, mission-specific, repetitive launch to low Earth orbit, using simple, tested fuels and materials and a proven engine architecture with flight heritage and over a decade of development completed.

“This is a bold transformational deal for Firefly, for AST SpaceMobile, and for the space industry,” said Jason Kim, CEO of Firefly Aerospace. “When a company sets out to build its own rocket, the engine is the hardest, highest-stakes decision they make, and AST SpaceMobile has chosen to partner with Firefly for its most powerful rocket engines.

Firefly’s Miranda engine has performed over 175 hot fire tests for more than 4,200 seconds – the equivalent of approximately 20 full first stage flights – and completed a flight-like test at 110% performance of the 230,000 lbf thrust engine. Firefly is one of a few companies in the United States with a proven liquid engine of this scale, making it a scarcity in the industry. Firefly has demonstrated repeated launch success to orbit with its Alpha rocket completed for U.S. Government and defense customers, and the company is the first and only private company to ever successfully land and operate spacecraft on the Moon.

“The Miranda engine will allow us to leapfrog the traditional five-to-ten-year development cycle as we build Blacklift. With this in-house capability, we will be able to better serve our commercial and government customers, across an expanded total addressable market beyond direct-to-device including USG radar, USG secure communications, IoT, federal emergency, AI edge compute and additional funded networks,” said Scott Wisniewski, President of AST SpaceMobile.

Under the terms of the license agreement, AST SpaceMobile will pay approximately $800 million in upfront consideration, comprised of $400 million in cash and 10 to 14 million shares of Class A Common Stock, as determined by a forward VWAP calculation. Under the terms of the supply and services agreement, AST SpaceMobile will pay $250 million for the delivery of engines for its first three rocket launches and $250 million over a three-year period for engineering support services.

The Blacklift announcement supplements AST SpaceMobile’s contracted multi-partner orbital launch strategy. AST SpaceMobile will continue to use external providers, with agreements now covering in total over 100 BlueBird satellites to be deployed cumulatively between 2027 and 2028. The company also has access to further launches for U.S. Government missions alongside its Defense Priorities and Allocations System (DPAS) rated program.

Blacklift Unveiling Event

AST SpaceMobile will host an unveiling event for its Blacklift rocket on Thursday, November 12 in New York City. The company will webcast the event via its Investor Relations website at https://investors.ast-science.com/

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio and designed for both commercial and government applications. Our engineers and space scientists are on a mission to enable 4G and 5G space-based cellular broadband to every device, everywhere, for today’s nearly 6 billion mobile subscribers globally. The BlueBird spacecraft - the largest phased arrays ever deployed in low Earth orbit, at approximately 2,400 square feet (223 square meters) - are assembled, integrated, and tested at AST SpaceMobile’s facilities in Midland Texas, reflecting the company’s commitment to U.S.-based innovation and manufacturing. AST SpaceMobile now operates over 500,000 square feet of manufacturing and operations facilities worldwide, supported by a 2,250+ workforce, and a technology platform backed by over 3,900 patents and patent-pending claims.

For more information, follow AST SpaceMobile on YouTube, X (formerly Twitter), LinkedIn and Facebook.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated timing and performance of AST’s Blacklift rocket, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, its Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026, its Form 10-Q for the fiscal quarter ended June 30, 2026 filed with the SEC on August 10, 2026 and the future reports that it may file from time to time with the SEC.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K filed with the SEC on March 2, 2026, its Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the SEC on May 11, 2026, its Form 10-Q for the fiscal quarter ended June 30, 2026 filed with the SEC on August 10, 2026 and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison Worldwide

AstSpaceMobile@allisonpr.com